                          SUBORDINATED PROMISSORY NOTE

                                                             MEDIA, PENNSYLVANIA

                                                             _____________, 1995

          FOR VALUE RECEIVED, NOBEL EDUCATION DYNAMICS, INC., a Delaware corporation with an address at Rose Tree Corporate Center II, 1400 North Providence Road, Suite 3055, Media, PA 19063 ("MAKER"), promises to pay to
                                               -----
MEDICAL SERVICE ASSOCIATION OF PENNSYLVANIA, D/B/A PENNSYLVANIA BLUE SHIELD, a Pennsylvania corporation ("PAYEE"), at its office at 1800 Center Street, 1B, L4,
                           -----
Camp Hill, Pennsylvania, or at such other address as may hereafter be specified by Payee, in lawful money of the United States of America, the principal sum of specified in Section 2.1.3 of the Agreement of Sale (as hereinafter defined) in
             -------------
Section 1.4), together with interest thereon at the rate, in the installments
-----------
and at the times hereinafter provided.

          1.   MATURITY DATE; PRINCIPAL AND INTEREST PAYMENTS.
               ----------------------------------------------

               1.1   MATURITY DATE.  The outstanding principal balance of this
                     -------------
Note plus all accrued and unpaid interest thereon and all other sums due hereunder shall be due and payable in full on or before midnight on December 31, 2002 (the "MATURITY DATE").
           -------------

               1.2   INTEREST RATE.  Except as otherwise provided herein,
                     -------------
the principal sum outstanding from time to time hereunder shall bear interest at a rate (the "INTEREST RATE") equal to eight percent (8%) per annum. Accrued but
             -------------
unpaid interest shall be paid on each Payment Date (as defined hereafter). Upon the occurrence of and during the continuation of an Event of Default described in Section 4.1 hereof, an Insolvency Event or a Payment Blockage Period, the
   -----------
principal amount outstanding from time to time hereunder shall automatically bear interest at a rate (the "Default Rate") equal to twelve percent (12%) per annum.

               1.3   PAYMENTS OF PRINCIPAL AND INTEREST.  Maker shall pay the
                     ----------------------------------
principal of this Note in eight (8) consecutive annual installments in arrears commencing on December 31, 1995 and continuing on each December 31 thereafter (EACH, A "PAYMENT DATE"), as follows:
          ------------

          Payment Date                Principal Payment
          ------------                -----------------

          December 31, 1995       6.25% of Original Principal Amount
          December 31, 1996       7.80% of Original Principal Amount
          December 31, 1997       9.40% of Original Principal Amount
          December 31, 1998      12.50% of Original Principal Amount
          December 31, 1999      12.50% of Original Principal Amount
          December 31, 2000      12.50% of Original Principal Amount
          December 31, 2001      12.50% of Original Principal Amount
          December 31, 2002      26.55% of Original Principal Amount
                                -------
                                100.00%

               1.4   TIME AND MANNER OF PAYMENT.  All payments (including
                     --------------------------
prepayments) to be made in respect of principal, interest or other amounts due from Maker hereunder shall be made to Payee in United States dollars in funds immediately available at Payee's office set forth in the caption of this Note or as otherwise specified by Payee, without setoff, counterclaim or other deduction of any nature except as permitted pursuant to the terms of that certain Asset Purchase Agreement of even date herewith by and among Payee, Maker, Carefree Learning Centers, Inc., and Keystone Ventures, Inc. (the "ASSET PURCHASE
                                                     -------------------
AGREEMENT"), which is hereby incorporated herein by reference, and that certain
---------
Real Property Agreement of Sale of even date herewith by and among Maker, Bluegrass Real Estate Company, Inc., and Keystone Real Estate Development Company, Inc. (the "Agreement of Sale").

          2.   PREPAYMENTS.  This Note may be prepaid in whole or in part at any
               -----------
time prior to the Maturity Date without prior notice to Payee, without penalty or premium. Any partial prepayments shall be applied to installments of principal last falling due. No partial prepayment shall postpone or interrupt payments of interest or the payment of the remaining principal balance, all of which shall continue to be due and payable at the time and in the manner set forth above.

          3.   SUBORDINATION.
               -------------

               3.1   TO SENIOR INDEBTEDNESS.  Notwithstanding anything in this
                     ----------------------
Note to the contrary, the indebtedness evidenced by this Note shall be subordinate and junior, to the extent and in the manner set forth below, to all "Senior Indebtedness" of Maker.

               3.1.1   SENIOR INDEBTEDNESS.  (a) As used herein, the term
                       -------------------
"Senior Indebtedness" of Maker means (i) all "Existing Senior Indebtedness" of Maker, as defined in Section 3.1.2 below, (ii) all "Permitted Additional Senior
                     -------------
Indebtedness" of Maker, as defined in Section 3.1.3, and (iii) all interest,
                                      -------------
prepayment premiums, collection charges and expenses, and post-petition interest accruing after an Insolvency Event as defined in Section
                                                 -------

3.2.1 below, payable by Maker to any holder of Senior Indebtedness with respect
-----
to Senior Indebtedness.

               (b) Notwithstanding anything herein to the contrary, Senior Indebtedness does not include (i) accounts payable to trade creditors of Maker however treated or classified on Maker's balance sheet, (ii) rental obligations under operating leases, or (iii) any indebtedness which by its express terms is subordinated or pari passu with the right of payment set forth in this Note.

               3.1.2  EXISTING SENIOR INDEBTEDNESS.  As used herein, the term
                      ----------------------------
"Existing Senior Indebtedness" means (i) all indebtedness of Maker to CoreStates Bank, N.A. and Foothill Capital Corp. under that certain Amended and Restated Revolving Credit and Term Loan Agreement, dated May 2, 1990, as amended, restated, substituted, or modified from time to time (the "CoreStates Credit Facility"), up to a maximum principal amount equal to $12,952,878, which amount equals 110% of the sum of (i) the principal amount outstanding under the CoreStates Credit Facility on the date hereof, plus (ii) the maximum additional principal amount which Maker has the right to borrow under the CoreStates Credit Facility on the date hereof.

               3.1.3  PERMITTED ADDITIONAL SENIOR INDEBTEDNESS.
                      ----------------------------------------

               (a) Additional indebtedness for borrowed money to a financial institution in excess of $250,000 in original principal amount and all liability for rental obligations under any lease which, in accordance with generally accepted accounting principles, are shown as capitalized obligations on Maker's balance sheet provided any such liability exceeds $250,000 incurred by Maker from time to time after the date of this Note, shall constitute "Permitted Additional Senior Indebtedness" hereunder, if and to the extent, on the date on which such additional debt is incurred, Maker's Debt-To-Equity Ratio, as hereinafter defined, does not exceed 4.5 to 1. If the aforesaid additional debt so incurred qualifies as Permitted Additional Senior Indebtedness on the date it is incurred, it shall not thereafter lose that status by reason of Maker's Debt-To-Equity Ratio on any subsequent date exceeding 4.5 to 1.

               (b) For purposes hereof, the Maker's Debt-To-Equity Ratio shall be calculated on any date as the ratio of (i) Maker's total consolidated liabilities reflected on the liabilities side of its consolidated balance sheet as of such date, other than accounts payable and accrued liabilities, all as computed in accordance with generally accepted accounting principles, consistently applied, and (ii) the Company's stockholder's equity (which includes all redeemable preferred stock) shown on its balance sheet on such date, in each case as computed in accordance with generally accepted accounting principles, consistently applied.

               (c) Maker shall deliver written notice to Payee, either prior to or contemporaneously with the occurrence of Permitted Additional Senior Indebtedness stating the amount of the Permitted Additional Senior Indebtedness to be incurred (and considered as Senior Indebtedness) and the name of the financial institution or other person providing such accommodation and confirming that immediately after such obligation is incurred, Maker's Debt-To-Equity Ratio does not exceed 4.5 to 1.

               3.2  SUBORDINATION OF PAYMENTS.  The indebtedness evidenced by
                    -------------------------
this Note shall be subordinated and junior in right of payment to all Senior Indebtedness of Maker in the following manner:

                    3.2.1  INSOLVENCY, ETC.  In the event of any assignment by
                           ---------------
Maker for the benefit of its creditors, any bankruptcy, receivership, liquidation, reorganization or other similar proceeding, whether instituted by or against Maker or Maker's business or assets, or any dissolution, liquidation or other winding-up of the affairs of Maker or of Maker's business (each an "Insolvency Event"), and in all such cases, then the holders of the Senior Indebtedness shall be entitled to receive payment in full of all Senior Indebtedness before Payee is entitled to receive any further payment on account of principal of or interest on this Note; and to that end the holders of the Senior Indebtedness shall be entitled to receive, to the extent necessary to make payment in full of all Senior Indebtedness remaining unpaid after giving effect to any concurrent payment or distribution (or provision therefor) to the holders of the Senior Indebtedness, for application in payment thereof, any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of this Note.

                    3.2.2  DEFAULT ON SENIOR INDEBTEDNESS AND PREPAYMENT AND
                           -------------------------------------------------
ACCELERATION.
------------

                    (A) So long as a default exists in the payment of any Senior Indebtedness whether by acceleration or otherwise, and the giving of written notice thereof to Payee by the holders of such Senior Indebtedness (a "Payment Default"), all principal and interest due on such Senior Indebtedness shall first be paid in full, or such payment duly provided for in a manner satisfactory to the holders of such Senior Indebtedness, before any further payment is made on account of the principal of or interest on this Note.

                    (B) Upon the happening of an event of default (other than a Payment Default) with respect to any Senior Indebtedness (as defined in any instrument or agreement under which such Senior Indebtedness is outstanding) which permits the holders of the Senior Indebtedness to accelerate the maturity thereof, and upon receipt by Payee of written notice thereof and commencement of a "Payment Blockage Period" (as defined below) by the holders of such Senior Indebtedness, then, unless and until such event of default shall have been cured, to the extent that such event of default is curable, or waived or shall have ceased to exist, no further payment (each such payment, a "Blocked Payment") shall thereafter be made by Maker with respect to the principal of or interest on this Note for a period (each a "Payment Blockage Period") commencing on the date of receipt of such notice and ending 180 days thereafter (unless such Payment Blockage Period shall be terminated by written notice to Payee from the holders of Senior Indebtedness). For purposes of this Section 3.2.2, if one
                                                           -------------
or more Payment Blockage Periods has been in effect for an aggregate of 60 days or more (whether or not consecutive) during any six month period, a new Payment Blockage Period may not be commenced by the holders of Senior Indebtedness, unless 190 days have lapsed since the expiration or termination of the last of such previous Payment Blockage Periods. Additionally, as long as no Payment Blockage Period is in effect at the end of a Standstill Period and Payee receives all principal, interest and other sums due to it within five (5) days of the expiration of such Standstill Period, any Event of Default arising under

Section 4.1 or Section 4.3(ii) which relates to the principal, interest or other
-----------    ---------------
sums so received shall be deemed to be cured.

                    3.2.3  PAYMENTS IMPROPERLY RECEIVED.  In the event that any
                           ----------------------------
payment (including any pre-payment) on account of principal of or interest on this Note shall be received by Payee before all Senior Indebtedness is paid in full, and at a time when Maker shall be prohibited from making such payment by Sections 3.2.1 or 3.2.2 hereof, such payment(s) shall be held in trust by Payee for the benefit of and shall be paid over to the holders of all Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on account of the Senior Indebtedness held by each such holder, to the extent necessary to make payment in full of all Senior Indebtedness. The foregoing notwithstanding, however, Payee shall not be required to pay any such distribution of payment to the holders of Senior Indebtedness, if, with respect to payments or distributions received by Payee during a Payment Default, Insolvency Event or Payment Blockage Period, Payee has not received written notice from a holder of the Senior Indebtedness or otherwise does not have actual knowledge of any applicable Payment Default, Insolvency Event, or Payment Blockage Period. Notwithstanding anything contained herein to the contrary, Payee shall be permitted to (i) turn over any payments required to be remitted to the holders of the Senior Indebtedness to any one or more of the holders of the Senior Indebtedness and all such holders agree to ratably share such payment among themselves, and (ii) rely upon the statements of any party reasonably claiming to be a holder of Senior Indebtedness.

                     3.2.4 RIGHTS.
                           ------

                     (A) No right of the holders of the Senior Indebtedness to enforce the subordination provisions contained herein shall be impaired by any act or failure to act by Maker or Payee. The provisions of this Section 3.2 are
                                                                -----------
solely for the purpose of defining the relative rights of the holders of the Senior Indebtedness, on the one hand, and Payee on the other hand, with respect to the order in which payments or distributions by or on behalf of Maker shall be applied to the Senior Indebtedness and the obligations of Maker pursuant to this Note, and nothing herein shall impair, as between Maker, its creditors other than the holders of the Senior Indebtedness, and Payee, the obligation of Maker which is unconditional and absolute, to pay Payee the principal of and interest on this Note in accordance with its terms, or affect the relative rights of Payee and creditors of Maker other than the holders of the Senior Indebtedness. Without limiting the foregoing, Payee has the right to send any notice described in Section 4.1 hereof at any time Maker fails to make any
                    -----------
installments of interest, principal and/or principal and interest or any other sum due hereunder, including without limitation, during any Payment Blockage Period, and Standstill Period, any period following any Insolvency Event or any Payment Default period.

                     (B) Any failure on the part of Maker to make any payment on account of this Note when due shall, subject to any grace or cure period applicable under Section 4 or the last sentence of Section 3.2.2 hereof,
                 ---------                         -------------
constitute an Event of Default, even if such failure results from the operation of this Section 3.2. Payee may accelerate the maturity of, or institute any proceedings to enforce, this Note, or exercise all remedies otherwise permitted by applicable law or under this Note upon any Event of Default specified in
Section 4 hereof, subject to the rights of the holders of the Senior
---------
Indebtedness under this Section 3.2 to receive cash, property or securities
                        -----------
otherwise payable or deliverable to Payee, and provided that, with respect to
                                               --------
any Event of Default specified herein, Payee shall have first given to the holders of the Senior Indebtedness one hundred ten (110) days' advance notice (such 110 day period, a "Standstill Period") of its intention to exercise such remedies.

                     (C) Upon any payment or distribution of assets of Maker subsequent to an Insolvency Event, Payee shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which dissolution, winding-up, liquidation, reorganization, or other similar proceedings are pending or upon a certificate of the liquidating trustee or agent or other person or entity making any distribution to Payee for the purpose of ascertaining the persons or entities entitled to participate in such distribution, the identity of the holders of the Senior Indebtedness or other indebtedness of Maker, the amount thereof and payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 3.2.
                                                         -----------

                     (D) Payee hereby agrees that, without any notice to or consent from Payee, and without any other action in respect of Payee on the part of the holders of the Senior Indebtedness: (x) the Senior Indebtedness and any collateral security therefor may (subject to the definition of Senior Indebtedness) from time to time be renewed, extended, modified, accelerated, compromised, waived, surrendered or released, (y) documents in connection with Senior Indebtedness, including collateral security documents and guarantees, may be amended or modified from time to time, and (z) any collateral security held by the holder of Senior Indebtedness at any time for the payment of such Senior Indebtedness may be sold, exchanged, waived, surrendered or released.

                     3.2.5  SUBROGATION.  In the event that cash, securities, or
                            -----------
other property otherwise payable or deliverable to Payee shall have been applied pursuant to this Section 3.2 to the payment of Senior Indebtedness, then,
                 -----------
subject to the payment in full of all Senior Indebtedness, Payee shall (x) be entitled to receive from the holders of the Senior Indebtedness any payments or distributions received by the holders of the Senior Indebtedness in excess of the amount sufficient to pay all Senior Indebtedness in full, and (y) be subrogated to all rights of the holders of the Senior Indebtedness to receive any payments or distributions of cash, property, or assets of Maker applicable to the Senior Indebtedness, until all principal of and interest on this Note shall be paid in full. No such payments or distributions received by the holders of the Senior Indebtedness which, but for the provisions of this Section 3.2,
                                                                 -----------
would otherwise have been made to Payee shall, as between Maker, its creditors other than the holders of the Senior Indebtedness, and Payee, be deemed to have been made as a payment by Maker to or on account of the Senior Indebtedness, it being understood that the provisions of this Section 3.2 are and are intended
                                             -----------
solely for the purpose of defining the relative rights of Payee, on the one hand, and the holders of the Senior Indebtedness, on the other hand.

                     3.2.6  WAIVER.  No failure to exercise, and no delay in
                            ------
exercising, on the part of the holders of the Senior Indebtedness, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in any agreement relating to any of the Senior Indebtedness, related collateral security documents and all other agreements, instruments and documents referred to in any of the foregoing are cumulative and shall not be exclusive of any rights or remedies provided by law.

                     3.2.7  BINDING EFFECT.  Maker covenants and agrees, and
                            --------------
Payee by acceptance of this Note likewise covenants and agrees that: (x) this
Note is issued subject to the provisions of this Section 3.2, (y) Payee will be bound by such provisions, and (z) the holders of the Senior Indebtedness shall be entitled to enforce the provisions of this Section 3.2 directly against Payee.

               3.3   ENFORCEMENT.  Payee irrevocably authorizes the holders of
                     -----------
the Senior Indebtedness (but each such holder of the Senior Indebtedness has no obligation), upon the occurrence of an Insolvency Event and if Payee shall have failed to file any proof of claim or similar claim within the earlier of (i) thirty (30) days after the holders of the Senior Indebtedness have requested Payee to file such claim, or (ii) fifteen days of any date upon which Payee's claim would be barred in the applicable proceeding, provided that Payee has
                                                    --------
received actual notice of the time limitations for filing with respect to such claim, under the circumstances set forth in Section 3.2.1, to demand, sue for,
                                            -------------
collect and receive every such payment or distribution described in that Section, to file claims and proofs of claims in any statutory or non-statutory proceeding, to vote the full amount of the indebtedness hereunder in their sole discretion in connection with any resolution, arrangement, plan of reorganization, compromise, settlement or extension and to take all such other action (including, without limitation, the right to participate in any composition of creditors and the right to vote the amount of the indebtedness hereunder at creditors' meetings for the election of trustees, acceptances of plans of reorganization and otherwise), in the name of the holders of the Senior Indebtedness or in the name of Payee or otherwise, as the holders of the Senior Indebtedness may deem necessary or advisable for the enforcement of the subordination provisions of this Note. Payee agrees to cooperate with the holders of the Senior Indebtedness as reasonably requested in writing, to the extent necessary to permit the holders of the Senior Indebtedness to exercise their rights described in the preceding sentence. At such time as the holders of the Senior Indebtedness have exercised their rights under this Section 3.3,
                                                                  -----------
they promptly will return any instruments